                                                                     Exhibit 21

                         SUBSIDIARIES OF THE REGISTRANT

Name
Doing Business As                                               State of Incorporation
-----------------                                               ----------------------
 1. L-3 Communications Corporation                                   Delaware
    L-3 Communications
 2. Hygienetics Environmental Services, Inc.                         Delaware
    Hygienetics Environmental Services
 3. L-3 Communications ILEX Systems, Inc.                            Delaware
    ILEX Systems
 4. Southern California Microwave, Inc.                              California
    Southern California Microwave
 5. L-3 Communications SPD Technologies, Inc.                        Delaware
    SPD Technologies
 6. L-3 Communications ESSCO, Inc.                                   Delaware
    ESSCO
 7. Electronic Space Systems International Corp.                     U.S. Virgin Islands
    Electronic Space Systems
 8. Electronic Space Systems (UK) Limited                            United Kingdom
    Electronic Space Systems (UK)
 9. ESSCO Collins Limited                                            Republic of Ireland
    ESSCO Collins
10. ESSCO Satellite Systems Corp.                                    Delaware
    ESSCO Satellite
11. L-3 Communications Storm Control Systems, Inc.                   California
    Storm Control Systems
12. L-3 Communications DBS Microwave, Inc.                           California
    DBS Microwave
13. SPD Electrical Systems, Inc.                                     Delaware
    SPD Electrical Systems
14. SPD Switchgear Inc.                                              Delaware
    SPD Switchgear
15. Pac Ord Inc.                                                     Delaware
    Pac Ord
16. Henschel Inc.                                                    Delaware
    Henschel
17. Power Paragon, Inc.                                              Delaware
    Power Paragon
18. SPD Holdings, Inc.                                               Delaware
    SPD Holdings
19. Cardiovascular Computer Systems, Ltd.                            Wisconsin
    Cardiovascular Computer Systems
20. Digital Technics, L.L.C.                                         Delaware
    Digital Technics
21. Digital Technics, L.P.                                           Delaware
    Digital Technics
22. Electrodynamics, Inc.                                            Arizona
    Electrodynamics
23. L-3 Communications Secure Information Technology, Inc.           Delaware
    L-3 Secure Information Technology
24. L-3 Communications Network Security Systems, LLC                 Delaware
    L-3 Network Security Systems
25. L-3 Communications Network Security Systems (Europe) PLC         United Kingdom
    L-3 Network Security Systems (Europe)
26. L-3 Communications U.K. Ltd.                                     United Kingdom
    L-3 Communications U.K.
27. Storm Control Systems Limited                                    United Kingdom
    Storm Control Systems
28. L-3 Management Corp.                                             Delaware
    L-3 Management
29. L-M Acquisition Corporation                                      Maryland
    L-M Acquisition
30. Microdyne Corporation                                            Maryland
    Microdyne
31. Microdyne Communications Technologies, Inc.                      Maryland
    Microdyne Communications
32. MCTI Acquisition Corp.                                           Maryland
    MCTI Acquisition
33. Apcom Inc.                                                       Maryland
    Apcom
34. Celerity Systems Inc.                                            California
    Celerity Systems
35. Microdyne Ltd.                                                   U.S. Virgin Islands
    Microdyne Ltd.
36. Microdyne Outsourcing Incorporated                               Maryland
    Microdyne Outsourcing
37. Microdyne U.K., Inc.                                             Delaware
    Microdyne U.K.
38. Medical Education Technologies, Inc                              Delaware
    Medical Education Technologies
39. L-3 Communications Holding GmbH                                  Federal Republic of Germany
    L-3 Communications Holding
40. L-3 Communications ELAC Nautik GmbH                              Federal Republic of Germany
    L-3 Communications ELAC Nautik
41. Power Paragon (Deutschland) Holding GmbH                         Federal Republic of Germany
    Power Paragon (Deutschland)
42. EuroAtlas Gesellschaft fur Leistungselektronik mbH               Federal Republic of Germany
    EuroAtlas
43. JovyAtlas Elektrische Umformtechnik GmbH                         Federal Republic of Germany
    JovyAtlas